SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

UBS AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland	90-0186363
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Bahnhofstrasse 45, CH-8098 – Zurich, Switzerland Aeschenvorstadt 1, CH-4051 – Basel, Switzerland	N/A
(Address of Principal Executive Offices)	(Zip Code)

                         If this form relates to the registration

                         of a class of securities pursuant to

                          Section 12(b) of the Exchange Act

                         and is effective pursuant to General

                          Instruction A.(c), please check the

                          following box:  ☒

                    If this form relates to the registration

                    of a class of securities pursuant to

                    Section 12(g) of the Exchange Act

                    and is effective pursuant to General

                    Instruction A.(d), please check the

                    following box:  ☐

Securities Act registration statement file number to which this form relates: 333-178960

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
UBS AG Exchange Traded Access Securities (E-TRACS) linked to the Bloomberg Commodity Index Total Return due October 31, 2039	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

This Registration Statement on Form 8-A/A amends and restates the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by UBS AG on October 28, 2009, relating to a series of the Registrant’s Exchange Traded Access Securities, the E-TRACS linked to the Dow Jones-UBS Commodity Index Total Return due October 31, 2039 (the “Securities”) of UBS AG, which is part of the Registrant’s Medium-Term Notes, Series A (the “Notes”) for the purpose of filing as Exhibit 2.3 hereto a new Form of Note reflecting the change of the name of the Securities to the E-TRACS Linked to the Bloomberg Commodity Index Total Return due October 31, 2039 due to the assumption by Bloomberg Finance L.P. of the calculation, publication, administration and marketing of the Bloomberg Commodity Index Total Return (formerly known as the Dow Jones-UBS Commodity Index Total Return).

Item 1.	Description of Registrant’s Securities to be Registered

The Registrant filed with the Securities and Exchange Commission (the “Commission”) on January 13, 2012 a Registration Statement on Form F-3ASR (Registration Statement No. 333-178960) (the “Registration Statement”) containing a prospectus, dated January 11, 2012, relating to the Registrant’s Debt Securities and Warrants (the “Prospectus”). The Registration Statement was automatically effective upon filing with the Commission. On the date hereof, the Registrant intends to file with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 an amended prospectus supplement, dated July 1, 2014 (the “Prospectus Supplement”), to the Prospectus relating to the Registrant’s E-TRACS linked to the Bloomberg Commodity Index Total Return due October 31, 2039, which is part of the Registrant’s Medium-Term Notes, Series A. The Prospectus Supplement and the Prospectus are incorporated by reference to the extent set forth below. The Registrant is also filing, as Exhibit 3 hereto, a new form of the E-TRACS linked to the Bloomberg Commodity Index Total Return due October 31, 2039.

The material set forth (i) under the headings “Description of Debt Securities We May Offer” on pages 10 to 29, “Considerations Relating to Indexed Securities” on pages 50 to 52, “U.S. Tax Considerations” on pages 55 to 65 and “Tax Considerations Under the Laws of Switzerland” on pages 66 to 67 in the Prospectus and (ii) in the Prospectus Supplement are each incorporated herein by reference. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement on Form 8-A:

1.	Debt Indenture, dated as of November 21, 2000, between the Company and U.S. Bank Trust National Association, as debt trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s registration statement no. 333-132747).

2.	First Supplemental Indenture, dated as of February 28, 2006, between the Company and U.S. Bank Trust National Association, as debt trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s registration statement no. 333-132747).

3.	Form of E-TRACS linked to the Bloomberg Commodity Index Total Return due October 31, 2039.

4.	Officers’ Certificate of the Registrant pursuant to Section 301 of the Debt Indenture setting forth the terms of the Registrant’s Medium-Term Notes, Series A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 1, 2014	UBS AG (Registrant)

	By:	/s/ Gordon S. Kiesling
	Name:	Gordon S. Kiesling
	Title:	Executive Director and Counsel Region Americas Legal

	By:	/s/ Hina Mehta
	Name:	Hina Mehta
	Title:	Executive Director and Counsel Region Americas Legal

Exhibit No.	Description of Exhibit

1.	Debt Indenture, dated as of November 21, 2000, between the Company and U.S. Bank Trust National Association, as debt trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s registration statement no. 333-132747).

2.	First Supplemental Indenture, dated as of February 28, 2006, between the Company and U.S. Bank Trust National Association, as debt trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s registration statement no. 333-132747).

3.	Form of E-TRACS linked to the Bloomberg Commodity Index Total Return due October 31, 2039.

4.	Officers’ Certificate of the Registrant pursuant to Section 301 of the Debt Indenture setting forth the terms of the Registrant’s Medium-Term Notes, Series A.